SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 18, 2005

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Convergys Corporation

Item 1.01.	Entry into a Material Definitive Agreement.

On November 18, 2005, Convergys Customer Management Canada, Inc. (the “Borrower”), an indirect subsidiary of Convergys Customer Management Group Inc. (“CMG”), a wholly-owned subsidiary of Convergys Corporation (“Convergys”), entered into a senior unsecured revolving credit facility in the maximum amount of Cdn $100,000,000 (the “Credit”) with The Bank of Nova Scotia (“Scotia Capital”) (the “Credit Agreement”). The current principal amount outstanding under the Credit Agreement on November 18, 2005 is Cdn $100,000,000. Borrowings under the Credit Agreement bear interest at one of three rates as described in the Credit Agreement. The Credit Agreement contains affirmative, negative and financial covenants customary for such financings, including, among other things, an interest coverage ratio and a debt to capitalization ratio. The Credit Agreement also contains customary representations and warranties. In the event of a default under the Credit Agreement, including cross defaults relating to other debt of Convergys or its subsidiaries and a change in ownership or control of the Borrower, the lenders may terminate the commitments under the Credit Agreement and declare the amounts outstanding, and all accrued interest, immediately due and payable. The maturity date of the Credit Agreement is December 21, 2008.

The Bank of Nova Scotia is also one of a group of lenders that has entered into a credit facility with Convergys for $325,000,000 in borrowing capacity that expires in December 2007, and has committed to lend $25,000,000 under that facility.

On November 18, 2005, Convergys and its two wholly owned subsidiaries, CMG and Convergys Information Management Group Inc. (“IMG”), entered into a Guarantee Agreement (the “Guarantee”) with Scotia Capital, as administrative agent for the lenders under the Credit Agreement, under which they, jointly and severally, guarantee the Borrower’s obligations under the Credit Agreement.

A copy of the Credit Agreement is filed as Exhibit 10.1 hereto. A copy of the Guarantee Agreement is filed as Exhibit 10.2 hereto. The foregoing summaries of the above agreements are qualified in their entirety by reference to the full text of the Credit Agreement and the Guarantee Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the description contained in Item 1.01, above, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Credit Agreement dated as of November 18, 2005, between Convergys Customer Management Canada, Inc. and The Bank of Nova Scotia.

10.2	Guarantee Agreement dated as of November 18, 2005 between Convergys Corporation and two of its subsidiaries and The Bank of Nova Scotia, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ WILLIAM H. HAWKINS II
William H. Hawkins II Senior Vice President, General Counsel and Secretary

Date: November 21, 2005

Exhibit Index

Exhibit No.	Exhibit
10.1	Credit Agreement dated as of November 18, 2005, between Convergys Customer Management Canada, Inc. and The Bank of Nova Scotia.

10.2	Guarantee Agreement dated as of November 18, 2005 between Convergys Corporation and two of its subsidiaries and The Bank of Nova Scotia, as administrative agent.